Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2015

FULL YEAR
- Net revenues increased 6% at constant rates to US$ 605.8 million -
- OIBDA improved 53% at constant rates to US$ 122.8 million -
- Free cash flow grew US$ 149.2 million to US$ 55.5 million -

FOURTH QUARTER
- Net revenues increased 3% at constant rates to US$ 195.6 million -
- OIBDA improved 16% at constant rates to US$ 56.2 million -

ANNOUNCES NEW €469 MILLION TERM LOAN TO REFINANCE MOST EXPENSIVE DEBT

HAMILTON, BERMUDA, February 22, 2016 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2015.

Net revenues for the year ended December 31, 2015 increased 6% at constant rates to US$ 605.8 million, led by 6% growth in television advertising revenues. OIBDA (as defined below) for the year ended December 31, 2015 increased 53% at constant rates to US$ 122.8 million. Free cash flow grew US$ 149.2 million to US$ 55.5 million. Net revenues for the fourth quarter ended December 31, 2015 increased 3% at constant rates to US$ 195.6 million, led by 3% growth in television advertising revenues. OIBDA for the quarter ended December 31, 2015 increased 16% at constant rates to US$ 56.2 million.

Operational and financial highlights:

•	The television advertising markets across our six countries increased an estimated 6% in 2015.

•	TV advertising revenues increased 6% at constant rates and our share of the television advertising market increased in three countries.

•	We maintained clear prime time and all day audience share leadership in all six countries.

•	Carriage fees and subscription revenues increased 9% in 2015.

•	Increasing revenues while controlling costs led to OIBDA margin expansion of more than 600 basis points in 2015.

•	The significant improvement in free cash flow reflects operational improvements, lower cash interest, and normalized working capital requirements.

•	During February 2016, we entered into the 2021 Euro Term Loan to refinance our most expensive debt, including the 2017 PIK Notes.

Michael Del Nin, Co-Chief Executive Officer, commented: "We’ve completed another strong year of financial performance, marked by impressive OIBDA growth, continuing margin expansion and a significant improvement in free cash flow generation.  These results, combined with the refinancing transactions that we announced today, cap a remarkable two-year operational turnaround and put us on a clear path to reducing our leverage and enhancing value for all of our shareholders."

Christoph Mainusch, Co-Chief Executive Officer, added: "Due to targeted investments in programming, while reducing content costs overall, CME remained clear leaders in the midst of strong competition for audience share. We will continue bringing the best content to our audiences and improve our competitive position when it will benefit the reach we provide to clients."

OIBDA, which includes amortization and impairment of program rights, is defined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP Financial Measures" below.

- continued -

Consolidated Results for the Year Ended December 31, 2015

At actual rates, net revenues for the year ended December 31, 2015 were US$ 605.8 million compared to US$ 680.8 million for the year ended December 31, 2014. Operating income for the year ended December 31, 2015 was US$ 94.6 million compared to US$ 38.3 million for the year ended December 31, 2014. Loss from continuing operations for the year ended December 31, 2015 was US$ (102.3) million compared to US$ (151.5) million for the year ended December 31, 2014. Fully diluted loss from continuing operations per share for the year ended December 31, 2015 was US$ (0.81) compared to US$ (1.11) for the year ended December 31, 2014.

OIBDA for the year ended December 31, 2015 was US$ 122.8 million compared to US$ 95.4 million in 2014. OIBDA margin1 for the year ended December 31, 2015 was 20.3% compared to 14.0% for the year ended December 31, 2014.

Headline consolidated results for the years ended December 31, 2015 and 2014 were:

	RESULTS
(US$000's, except per share data)	For the Year Ended December 31,
	2015	2014	% Actual	% Lfl[2]
Net revenues	$605,841	$680,793	(11.0)%	5.9%
OIBDA	122,815	95,446	28.7%	52.9%
OIBDA margin	20.3%	14.0%	6.3 p.p.	6.2 p.p.
Operating income	94,583	38,280	NM3	NM3
Loss from continuing operations	(102,285)	(151,465)	32.5%	23.6%
Fully diluted loss from continuing operations per share	$(0.81)	$(1.11)	27.0%	18.2%

Consolidated Results for the Three Months Ended December 31, 2015

At actual rates, net revenues for the three months ended December 31, 2015 were US$ 195.6 million compared to US$ 216.2 million for the three months ended December 31, 2014. Operating income for the quarter was US$ 46.5 million compared to US$ 38.3 million for the three months ended December 31, 2014. Income from continuing operations for the quarter was US$ 1.1 million compared to a loss of US$ (17.8) million for the three months ended December 31, 2014. Fully diluted loss from continuing operations per share for the three months ended December 31, 2015 was US$ (0.02) compared to a loss of US$ (0.13) for the three months ended December 31, 2014.

OIBDA for the three months ended December 31, 2015 was US$ 56.2 million compared to US$ 55.1 million for the three months ended December 31, 2014. OIBDA margin1 for the three months ended December 31, 2015 was 28.7% compared to 25.5% for the three months ended December 31, 2014.

Headline consolidated results for the three months ended December 31, 2015 and 2014 were:

	RESULTS
(US$000's, except per share data)	For the Three Months Ended December 31,
	2015	2014	% Actual	% Lfl[2]
Net revenues	$195,552	$216,196	(9.5)%	3.0%
OIBDA	56,203	55,094	2.0%	16.3%
OIBDA margin	28.7%	25.5%	3.2 p.p.	3.3 p.p.
Operating income	46,528	38,298	21.5%	41.1%
Income / (loss) from continuing operations	1,137	(17,805)	NM3	NM3
Fully diluted loss from continuing operations per share	$(0.02)	$(0.13)	84.6%	84.6%

1 OIBDA margin is the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
3 Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its fourth quarter and full year results on Monday, February 22, 2016 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1055 ten minutes prior to the start time and reference passcode CETVQ415. The conference call will be audio webcasted live via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.
Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in CME's Annual Report on Form 10-K for the period ended December 31, 2015 as well as the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of global economic uncertainty and Eurozone instability in our markets and the extent, timing and duration of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; our exposure to additional tax liabilities; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.
The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the period ended December 31, 2015, which was filed with the Securities and Exchange Commission on February 22, 2016. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on February 22, 2016.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 36 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2015	2014
Net revenues	605,841	680,793
Operating expenses:
Content costs	292,602	358,379
Other operating costs	69,727	85,478
Depreciation of property, plant and equipment	27,943	32,836
Amortization of broadcast licenses and other intangibles	12,271	12,348
Cost of revenues	402,543	489,041
Selling, general and administrative expenses	107,001	143,616
Restructuring costs	1,714	9,856
Operating income	94,583	38,280
Interest expense	(171,444)	(142,005)
Loss on extinguishment of debt	—	(39,203)
Non-operating expenses, net	(25,939)	(9,895)
Loss before tax	(102,800)	(152,823)
Credit for income taxes	515	1,358
Loss from continuing operations	(102,285)	(151,465)
Loss from discontinued operations, net of tax	(13,287)	(80,431)
Net loss	(115,572)	(231,896)
Net loss attributable to noncontrolling interests	671	4,468
Net loss attributable to CME Ltd.	$(114,901)	$(227,428)

PER SHARE DATA:
Net loss per share:
Continuing operations - Basic and diluted	$(0.81)	$(1.11)
Discontinued operations - Basic and diluted	(0.09)	(0.55)
Net loss attributable to CME Ltd. per share - Basic and diluted	$(0.90)	$(1.66)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,866	146,509

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except per share data)

	For the Three Months Ended
	December 31,
	2015	2014
Net revenues	$195,552	$216,196
Operating expenses:
Content costs	88,892	101,852
Other operating costs	18,087	24,574
Depreciation of property, plant and equipment	7,032	8,825
Amortization of broadcast licenses and other intangibles	2,643	2,874
Cost of revenues	116,654	138,125
Selling, general and administrative expenses	31,985	38,507
Restructuring costs	385	1,266
Operating income	46,528	38,298
Interest expense	(45,582)	(37,969)
Loss on extinguishment of debt	—	(15,042)
Non-operating expense, net	(3,817)	(5,264)
Loss before tax	(2,871)	(19,977)
Credit for income taxes	4,008	2,172
Income / (loss) from continuing operations	1,137	(17,805)
Loss from discontinued operations, net of tax	(12,418)	(60,470)
Net loss	(11,281)	(78,275)
Net (income) / loss attributable to noncontrolling interests	(146)	3,338
Net loss attributable to CME Ltd.	$(11,427)	$(74,937)

PER SHARE DATA:
Net loss per share:
Continuing operations - Basic and diluted	$(0.02)	$(0.13)
Discontinued operations - Basic and diluted	(0.09)	(0.41)
Net loss attributable to CME Ltd. per share - Basic and diluted	$(0.11)	$(0.54)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	147,054	146,603

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$61,679	$34,298
Other current assets	296,605	310,705
Assets held for sale	—	29,866
Total current assets	358,284	374,869
Property, plant and equipment, net	108,522	114,335
Goodwill and other intangible assets, net	942,478	1,072,040
Other non-current assets	44,917	58,116
Total assets	$1,454,201	$1,619,360
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$134,705	$179,224
Current portion of long-term debt and other financing arrangements	1,155	252,859
Other current liabilities	10,448	7,812
Liabilities held for sale	—	10,632
Total current liabilities	146,308	450,527
Long-term portion of long-term debt and other financing arrangements	922,305	621,240
Other non-current liabilities	65,749	46,485
Total liabilities	$1,134,362	$1,118,252

Series B Convertible Redeemable Preferred Stock	241,198	223,926

EQUITY
Common Stock	10,864	10,827
Additional paid-in capital	1,914,050	1,928,920
Accumulated deficit	(1,605,245)	(1,490,344)
Accumulated other comprehensive loss	(242,409)	(169,609)
Total CME Ltd. shareholders' equity	77,260	279,794
Noncontrolling interests	1,381	(2,612)
Total equity	$78,641	$277,182
Total liabilities and equity	$1,454,201	$1,619,360

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2015	2014
Net cash generated from / (used in) operating activities	85,877	(65,242)
Net cash used in investing activities	(30,426)	(28,548)
Net cash (used in) / provided by financing activities	(28,906)	38,995
Net cash used in discontinued operations - operating activities	(3,019)	(1,408)
Net cash provided by / (used in) discontinued operations - investing activities	6,598	(228)
Net cash used in discontinued operations - financing activities	(76)	(942)
Impact of exchange rate fluctuations on cash and cash equivalents	(2,667)	(10,651)
Net increase / (decrease) in cash and cash equivalents	$27,381	$(68,024)

Net cash generated from / (used in) operating activities	$85,877	$(65,242)
Capital expenditure, net of proceeds from disposals	(30,426)	(28,548)
Free cash flow[4]	$55,451	$(93,790)

Supplemental disclosure of cash flow information:
Cash paid for interest	$18,457	$76,154
Cash paid for income taxes, net of refunds	$805	$(2,234)

Supplemental disclosure of non-cash financing and investing activities:
Accretion on Series B Convertible Redeemable Preferred Stock	$17,272	$16,036
Interest paid in kind	$81,529	$37,884
Acquisition of property, plant and equipment under capital lease	$1,511	$1,088

4 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures

We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.

We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is defined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from continuing operating activities, less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Free cash flow is useful as a measure of our ability to generate cash.

Below are tables showing our net revenues and OIBDA by segment for the three and twelve months ended December 31, 2015 and 2014, together with a reconciliation of OIBDA to our consolidated statement of operations:

	For the Year Ended December 31,
(US $000's)	2015	2014	%Act	%Lfl[5]
Net revenues
Bulgaria	$73,090	$87,078	(16.1)%	0.2%
Croatia	55,912	62,026	(9.9)%	7.8%
Czech Republic	182,636	202,779	(9.9)%	6.3%
Romania	157,578	178,614	(11.8)%	5.4%
Slovak Republic	84,434	90,556	(6.8)%	11.0%
Slovenia	54,233	61,370	(11.6)%	5.5%
Intersegment revenues	(2,042)	(1,630)	NM6	NM6
Total net revenues	$605,841	$680,793	(11.0)%	5.9%

	For the Three Months Ended December 31,
(US $000's)	2015	2014	%Act	%Lfl[5]
Net revenues
Bulgaria	$22,213	$26,179	(15.1)%	(2.8)%
Croatia	17,728	18,142	(2.3)%	11.5%
Czech Republic	59,965	66,367	(9.6)%	1.2%
Romania	48,017	55,146	(12.9)%	0.2%
Slovak Republic	29,437	30,520	(3.5)%	10.4%
Slovenia	19,084	19,926	(4.2)%	9.7%
Intersegment revenues	(892)	(84)	NM6	NM6
Total net revenues	$195,552	$216,196	(9.5)%	3.0%

	For the Year Ended December 31,
(US $000's)	2015	2014	%Act	%Lfl[5]
OIBDA
Bulgaria	$15,479	$9,367	65.3%	96.1%
Croatia	7,880	7,835	0.6%	21.9%
Czech Republic	71,697	61,964	15.7%	35.1%
Romania	41,176	37,259	10.5%	31.9%
Slovak Republic	10,585	4,586	130.8%	164.5%
Slovenia	6,057	5,331	13.6%	33.6%
Elimination	(229)	(16)	NM6	NM6
Total Operating Segments	$152,645	$126,326	20.8%	42.5%
Central	(29,830)	(30,880)	3.4%	(11.4)%
Total OIBDA	$122,815	$95,446	28.7%	52.9%

	For the Three Months Ended December 31,
(US $000's)	2015	2014	%Act	%Lfl[5]
OIBDA
Bulgaria	$7,013	$4,317	62.5%	85.9%
Croatia	1,955	2,857	(31.6)%	(21.8)%
Czech Republic	27,885	28,857	(3.4)%	8.2%
Romania	15,443	16,274	(5.1)%	9.1%
Slovak Republic	6,745	6,758	(0.2)%	14.2%
Slovenia	6,290	5,565	13.0%	29.6%
Elimination	31	(368)	NM6	NM6
Total Operating Segments	$65,362	$64,260	1.7%	15.5%
Central	(9,159)	(9,166)	0.1%	(10.7)%
Total OIBDA	$56,203	$55,094	2.0%	16.3%

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2015	2014	2015	2014
Reconciliation to condensed consolidated statements of operations:
Total OIBDA	$122,815	$95,446	$56,203	$55,094
Depreciation of property, plant and equipment	(27,943)	(32,836)	(7,032)	(8,825)
Amortization of intangible assets	(12,271)	(12,348)	(2,643)	(2,874)
Other items[7]	11,982	(11,982)	—	(5,097)
Operating income	$94,583	$38,280	$46,528	$38,298

5 % Lfl (like-for like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

6 Number is not meaningful.

7 Other items for the year ended December 31, 2015 reflects accruals that were subsequently reversed related to tax audits in Romania. Since the charge of US$ 12.0 million recorded during the fourth quarter of 2014 was not included in OIBDA, our reversal of this charge during 2015 has similarly been excluded from OIBDA (see our Form 10-K for the period ended December 31, 2015 for more information). Other items for the three months ended December 31, 2014 also includes the reversal of a fine the competition committee in Slovenia was seeking to impose which was subsequently overturned in the fourth quarter of 2014.